UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CIRCOR INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

Cube BidCo, Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

An affiliate of Cube BidCo, Inc. issued the following press release on June 28, 2023:

KKR Reaffirms Intention to Acquire CIRCOR International

KKR Transaction Maximizes Value and Execution Certainty for CIRCOR Shareholders

NEW YORK, NY – June 28, 2023 – KKR, a leading global investment firm, today reaffirmed its affiliates’ (such affiliates referred to herein as “KKR”) intention to acquire CIRCOR International (“CIRCOR” or the “Company”) and issued the following statement:

KKR is confident that its transaction to acquire CIRCOR maximizes shareholder value while minimizing regulatory, market, and industry risks.  In sharp contrast to Arcline Investment Management, whose funds own a direct competitor of CIRCOR called Fairbanks Morse Defense (“FMD”), KKR believes its transaction presents no risk of antitrust delays or failure to close at the expense of CIRCOR shareholders given the lack of competitive overlap.  This is particularly important in the current regulatory climate given heightened scrutiny around consolidation between competing suppliers of the Defense Industrial Base. Any transaction delays and uncertainty associated with antitrust considerations can come at a material cost to CIRCOR shareholders, including significant time value of money impact.

The KKR transaction is expected to close in the fourth quarter of 2023.  Any reasonable antitrust analysis indicates that a transaction with funds that control a direct competitor to CIRCOR, even if it receives regulatory approval which is by no means certain, would close no sooner than the second half of 2024. KKR and CIRCOR submitted their Hart-Scott-Rodino filings on June 20, 2023, and all other regulatory filings have been moving forward smoothly.

KKR has also agreed to eliminate third party financing risk from its transaction by providing a full equity backstop of the transaction — something that few other buyers could offer and of significant value to CIRCOR’s shareholders particularly in today’s uncertain financing markets.  Arcline’s proposal, on the other hand, is contingent on obtaining debt financing, which creates meaningful uncertainty for CIRCOR’s shareholders.

KKR has a long history of making successful investments in the industrial and aerospace and defense sectors globally. KKR’s support and resources established over its 47-year history will help CIRCOR drive further growth by expanding its presence in attractive flow control markets through new product development and aftermarket expansion, as well as supporting further investments into CIRCOR’s factories.  KKR will also support CIRCOR in providing all employees with the opportunity to participate in the benefits of ownership in the Company, as it has for over a decade in prior investments such as Capsugel, Capital Safety, C.H.I. Overhead Doors, Ingersoll Rand and Minnesota Rubber & Plastics.

Regulatory Analysis Related to Arcline’s Proposal

Arcline’s portfolio company FMD and specifically FMD’s Hunt Valve business is a direct competitor to CIRCOR in the manufacturing and sale of certain mission-critical valves for U.S. Navy submarines.  Arcline’s proposal would therefore result in a reduction in an already limited qualified supplier base for these key components on some of the most strategic platforms in the U.S. military.  Consolidation of two key suppliers for the U.S. Navy’s highest priority programs, precisely at a moment when the Department of Defense (DoD) seeks to ramp up their production while controlling costs, is highly likely to draw exceptional scrutiny from the U.S. Department of Justice (DOJ) or Federal Trade Commission (FTC), the DoD, other executive branch agencies, the U.S. Congress, and the defense prime shipbuilders.

A request for additional information and documentary material (a “second request”) from the FTC/DOJ with respect to the Arcline proposal is virtually certain, and the timeline for transactions receiving second requests has been averaging 11-12 months (and materially longer if there is a remedy or litigation to block the deal, which would be a probable outcome for the Arcline proposal). Following a second request, Arcline would likely not be able to close the transaction absent remedies. However, in the current administration, the DOJ and FTC have largely rejected remedies, forcing parties to abandon deals or litigate. Arcline would therefore need significant time (at least 18 months) to adequately address the very real prospect of DOJ or FTC opposition to necessary remedies, including by credibly threatening to litigate. This means that a transaction with Arcline would likely not close, and therefore CIRCOR shareholders would not receive the deal price, before the second half of 2024, if ever.

Even if Arcline is somehow able to overcome the substantial regulatory hurdles, the value to CIRCOR shareholders of the per-share price offered by Arcline will be significantly impacted by the delay in delivering the consideration. In today’s high interest rate environment, these timing delays would cost CIRCOR shareholders tens of millions of dollars in value. The extensive delay also creates collateral deal certainty concerns for CIRCOR shareholders (e.g., prolonged exposure of CIRCOR’s shareholders to economic, market and financing risk, “material adverse effect” risk, etc., especially in the context of the currently highly uncertain economic, geopolitical and deal environment). Further, the prolonged review process would have a material negative impact on CIRCOR’s operations, customer relationships and talent retention, resulting in a significant destruction of shareholder value, which the CIRCOR shareholders will bear if the Arcline Proposal is not consummated, which is a material risk.

Participants in the Solicitation

Cube Bidco, Inc. (“Parent”), CIRCOR and certain of their affiliates, directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from CIRCOR’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of CIRCOR’s directors and executive officers in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 15, 2023. To the extent the holdings of CIRCOR’s securities by CIRCOR’s directors and executive officers have changed since the amounts set forth in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, investors may obtain additional information regarding the interests of participants in the solicitation of proxies from CIRCOR’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of CIRCOR’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available.

Additional Information About the Transaction and Where to Find It

This press release relates to Parent’s proposed acquisition of CIRCOR. This press release does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, CIRCOR plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. CIRCOR may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by CIRCOR with the SEC.

BEFORE MAKING ANY VOTING DECISION, CIRCOR’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CIRCOR WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a CIRCOR stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in CIRCOR’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents CIRCOR files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. CIRCOR makes available free of charge on its investor relations website at investors.circor.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, as amended, by and among CIRCOR, Cube Merger Sub, Inc. and Parent, dated as of June 5, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Parent and its affiliates and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement, and including the receipt by CIRCOR of an unsolicited proposal from a third party (including affiliates of Arcline Capital); the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; inability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; and the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters. All forward-looking statements are based on information currently available to Parent, and Parent assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

About KKR
KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Media Contact:
Julia Kosygina
(212) 750-8300
media@kkr.com